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                                                                     EXHIBIT 4.2







                              DIAMOND HOLDINGS PLC


                                      and


                              THE BANK OF NEW YORK

                              As Global Depositary


                                      and


                       THE OWNERS OF BOOK-ENTRY INTERESTS

                                       in

              Pound Sterling 135,000,000 10% Senior Notes due February 1, 2008

                                      and

             $110,000,000 9 1/8% Senior Notes due February 1, 2008

                               __________________


                       SENIOR NOTES DEPOSITARY AGREEMENT


                          Dated as of February 6, 1998

                               __________________









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                       SENIOR NOTES DEPOSITARY AGREEMENT


     THIS AGREEMENT is made as of this 6th day of February, 1998 by and between Diamond Holdings plc, a public limited company organized and existing under the laws of England (the "Company"), which is a party for the limited purposes referred to herein, The Bank of New York, as Global Depositary (the "Global Depositary") and owners from time to time of Book-Entry Interests.


                                  ARTICLE ONE

                    DEFINITIONS AND OTHER GENERAL PROVISIONS

SECTION 1.01 Definitions.

     The following terms, as used herein, have the following meanings:

     "Additional Amounts" shall have the meaning ascribed to it in Section 2.15 hereof.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent Member" means any member of, or participant in, the Depositary.

     "Board Resolution" shall have the meaning ascribed to it in the Indenture.

     "Book-Entry Interests" means interests in any Depositary Interest issued pursuant to this Agreement, which are eligible for trading through the book-entry system of DTC, Euroclear or Cedel. References to Book-Entry Interests in a Global Security should be understood to mean Book-Entry Interests in the Depositary Interest issued with respect to such Global Security.

     "Business Day" shall have the meaning ascribed to it in the Indenture.

     "Cedel" means Cedel Bank, societe anonyme.

     "Certificateless Depositary Interest" means an interest in a Global Dollar Security held by the Global Depositary that (i) shall, at all times, represent the right to receive 100% of the principal and premium (if any) of and interest on such Global Security and the right to require the Global Depositary to procure the issue of one or more Definitive Registered Securities representing up to 100% of the principal amount represented by such Global Security and (ii) is issued by the Global Depositary to DTC or its nominee.





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     "Certificated Depositary Interest" means a certificate (in substantially the form set forth in Annex C hereto) representing an interest in a Global Sterling Security held by the Global Depositary that (i) shall, at all times, represent the right to receive 100% of the principal and premium (if any) of and interest on such Global Security and the right to require the Global Depositary to procure the issue of one or more Definitive Registered Securities representing up to 100% of the principal amount represented by such Global Security and (ii) is issued by the Global Depositary to a Depositary or its nominee.

     "Common Depositary" means The Bank of New York (nominees) Limited, as common depositary for Euroclear and Cedel, its successor or nominee.

     "Company" means the party named as such in this Agreement until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means the successor.

     "Company Order" and "Company Request" shall have the meaning ascribed to them in the Indenture.

     "Corporate Trust Office" means the office of the Global Depositary in the City of New York, at which any particular time its corporate trust business shall be principally administered, which at the date hereof is located at 101 Barclay Street, Floor 21W, New York, New York, 10286.

     "Definitive Registered Securities" means the Securities , with the Guarantees endorsed thereon, issued pursuant to the Indenture in substantially the form set forth in Article Two thereto.

     "Depositary" means, in the case of the Dollar Securities, DTC, or any successor, and in the case of the Sterling Securities, Euroclear and Cedel or, as appropriate, the Common Depositary for Euroclear and Cedel, or any successor, in each case as the owner of a Depositary Interest and indicated as such in the records of the Global Depositary.

     "Depositary Interest" means the Certificateless Depositary Interest and/or the Certificated Depositary Interest, as appropriate.

     "Dollar Security" shall have the meaning ascribed to it in the Indenture.

     "DTC" means The Depository Trust Company or its nominee.

     "Event of Default" shall have the meaning ascribed to it in the Indenture.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Exchange Offer" shall have the meaning ascribed to it in the Indenture.

     "Euroclear" means Morgan Guaranty Trust Company of New York, as operator of the Euroclear System.

     "Global Depositary" means the party named as such in this Agreement or its nominee or the custodian of either until a successor shall have become such pursuant to Section 3.08 hereof, and thereafter "Global Depositary" shall mean such successor or its nominee or the custodian of either.




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     "Global Dollar Security" shall have the meaning ascribed to it in the
Indenture.

     "Global Security" shall have the meaning ascribed to it in the Indenture. References to the "Global Securities" shall mean each of the Regulation S Global Security, the Restricted Global Security and the Unrestricted Global Security (in each case, with the Guarantees endorsed thereon) of each series, as applicable.

     "Global Sterling Security" shall have the meaning ascribed to it in the Indenture.

     "Guarantees" means any guarantees of the Guarantor endorsed on Securities authenticated and delivered pursuant to the Indenture and shall include the form of Guarantee set forth in Section 206 of the Indenture.

     "Guarantor" means Diamond Cable Communications Plc, in its capacity as Guarantor under the Indenture, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Guarantor" shall mean such successor Person.

     "Indenture" means the indenture of even date herewith between the Guarantor, the Company and The Bank of New York, as Trustee relating to the Pound Sterling 135,000,000 10% Senior Notes due February 1, 2008 (the "Sterling Securities") and the $110,000,000 9 1/8% Senior Notes due February 1, 2008 (the "Dollar Securities" and together with the Sterling Securities, the "Securities") of the Company as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including for all purposes the provisions of the TIA that are deemed to be a part of and govern such instrument.

     "Letter of Representations" means the Letter of Representations to DTC of even date herewith from the Global Depositary.

     "Officers' Certificate" shall have the meaning ascribed to it in the Indenture.

     "Opinion of Counsel" means a written opinion from legal counsel, who may be counsel to the Company and who shall otherwise be reasonably satisfactory to the Global Depositary.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Regulation S Certificate" means the certificate, the form of which is set forth in Annex A hereto.

     "Regulation S Global Security" shall have the meaning ascribed to it in the Indenture.

     "Responsible Officer" means, with respect to the Global Depositary, any vice president, any assistant vice president, the secretary, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, employed by the Global Depositary's corporate trust department or any other




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officer of the Global Depositary customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust or agency matter, any other officer to whom such matter is referred because of his or her knowledge and familiarity with the particular subject.

     "Restricted Global Security" shall have the meaning ascribed to it in the Indenture.

     "Restricted Period" shall have the meaning ascribed to it in the Indenture.

     "Restricted Security" shall have the meaning ascribed to it in the Indenture.

     "Restricted Securities Certificate" means the certificate, the form of which is set forth in Annex B hereto.

     "Security" means any Sterling Security or Dollar Security issued under the Indenture, including the Guarantees endorsed thereon.

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "series" means the Sterling Securities or the Dollar Securities, as the case may be.

     "Sterling Security" shall have the meaning ascribed to it in the Indenture.

     "TIA" means the United States Trust Indenture Act of 1939 (15 U.S.C. Section Section 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

     "Trustee" means the Person acting as Trustee under the Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Unrestricted Global Security" means a Global Security other than a Restricted Global Security (but which may be a Regulation S Global Security), with respect to which Book-Entry Interests therein may be transferable without material restriction under the Securities Act.

SECTION 1.02 Rules of Construction.

     Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) any capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Indenture; (3) "or" is not exclusive;
(4) "including" means including without limitation; (5) words in the singular include the plural and words in the plural include the singular; and (6) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.






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                                  ARTICLE TWO

                              BOOK-ENTRY INTERESTS

SECTION 2.01 Deposit of the Global Securities.

     The Global Depositary hereby accepts custody of the Global Securities and shall act as Global Depositary in accordance with the terms of this Agreement. The Global Depositary shall hold such Global Securities at its Corporate Trust Office in The Borough of Manhattan, The City of New York or at such place or places as it shall determine with the consent of the Company for the purposes of Section 2.03 below and shall issue a Certificateless Depositary Interest with respect to each Global Dollar Security in accordance with the Letter of Representations and a Certificated Depositary Interest with respect to each Global Sterling Security in accordance with the rules and procedures of Euroclear and Cedel.


SECTION 2.02 Book-Entry System.

     (a) Upon acceptance by DTC, in the case of the Dollar Securities, and Euroclear and Cedel, in the case of the Sterling Securities, of Depositary Interests in each of the Global Securities for entry into its book-entry settlement system in accordance with the terms of the Letter of Representations or the rules and procedures of Euroclear and Cedel, as the case may be, Book-Entry Interests will be traded through the book-entry system of DTC, Euroclear or Cedel, as the case may be, and ownership of such Book-Entry Interests shall be shown in, and the transfer of such ownership shall be effected only through, records maintained by (i) DTC, Euroclear or Cedel, as the case may be, or their respective successors or (ii) institutions that have accounts with DTC, Euroclear or Cedel, as the case may be, or their respective successors ("Participants"). Book-Entry Interests shall be transferable only as units in the same authorized denominations as the Securities.

     (b) The Certificateless Depositary Interests shall be issuable only to DTC, its successors or nominees. The Certificated Depositary Interest shall be issuable only to Euroclear or Cedel or their successors or nominees. Except as provided in Section 2.05 or Section 2.10, no owner of Book-Entry Interests shall be entitled to receive a Definitive Registered Security on account of such ownership, and such owner's interest therein shall be shown only in accordance with the procedures of DTC as set forth in the Letter of Representations or the rules and procedures of Euroclear and Cedel, as the case may be.

SECTION 2.03 Procedures in the Event of an Exchange Offer.

     Upon receipt by the Global Depositary as Holder of a Global Security of notice of either the commencement of an Exchange Offer or the implementation of arrangements permitting the resale by holders of Securities of either series pursuant to the registration provisions of the Securities Act, the Global Depositary will forward to each Depositary materials relating to such Exchange Offer or other arrangements with any additional instructions applicable to owners of Book-Entry Interests. In the case of an Exchange Offer, upon notice by each Depositary of the principal amount of Book-Entry Interests in the Regulation S Global Security or the Restricted Global Security of either series (as applicable) tendered in response to the Exchange Offer, the Global Depositary shall (i) in accordance with Section




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305 of the Indenture, deliver to the Trustee that portion of the Global
Security of such series (as applicable) with respect to which Book-Entry Interests have been tendered and receive in exchange therefor (to the extent such portions of the Global Security are accepted pursuant to the Exchange Offer) a new Unrestricted Global Security (or an increase in an existing Unrestricted Global Security) of the applicable series and in like principal amount as the Book-Entry Interests tendered, (ii) to the extent the Unrestricted Global Security is new, issue to the applicable Depositary or its nominee a new Depositary Interest in the new Unrestricted Global Security,
(iii) record any changes in the principal amount of the Depositary Interests in each of the Regulation S Global Security, the Restricted Global Security and the Unrestricted Global Security of such series, and (iv) notify the applicable Depositary of any such changes. Book-Entry Interests in each Unrestricted Global Security shall be assigned a CUSIP number different from those assigned to Book-Entry Interests in the Restricted Global Securities or the Regulation S Global Securities (if such Unrestricted Global Security is not a Regulation S Global Security).


SECTION 2.04 Record of Transfer of the Certificateless Depositary Interests.

     The Company appoints the Global Depositary as its agent for the sole purpose of maintaining at the Global Depositary's Corporate Trust Office records in which the Global Depositary shall (i) record DTC as the initial owner of each Certificateless Depositary Interest and the Common Depositary as the initial owner of each Certificated Depositary Interest, (ii) record the transfer of any Depositary Interest, and (iii) record the increases and decreases in the principal amount represented by each Depositary Interest. The Depositary Interests cannot be transferred unless such transfer is noted in the records of the Global Depositary. The Global Depositary shall treat the Person in whose name the Depositary Interests are recorded in the records of the Global Depositary as the owner thereof for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction over the Global Depositary.

     The foregoing paragraph shall not (i) impose an obligation on the Global Depositary to record the interests in or transfers of Book-Entry Interests held by Participants or Persons that may hold Book-Entry Interests through Participants or (ii) restrict transfers of such Book-Entry Interests held by Participants or such Persons.

     In connection with the Global Depositary's appointment as the Company's agent under this Section 2.04, the Company shall have such rights and obligations as regards removal of the Global Depositary and appointment of a successor as are specified in Section 3.08 hereof.


SECTION 2.05 Transfer of the Global Securities.

     The Global Depositary shall hold each Global Security in custody for the benefit of the Depositary. The Global Depositary shall not transfer or lend any Global Security or any interest therein except that the Global Depositary may transfer the Global Securities to a successor Global Depositary in accordance with Section 3.08 or deliver any Global Securities to any Trustee pursuant to the Exchange Offer in accordance with Section 2.03.
Notwithstanding the foregoing, the Global Depositary shall not under any circumstances surrender or deliver any Global Securities to any Depositary. If
(i) the Global Depositary notifies the Company and the Trustee under Section
3.08 hereof that it is unwilling or unable




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to continue as Global Depositary and no successor Global Depositary has been appointed by the Company within 120 days of such notification, (ii) DTC notifies the Global Depositary that it is unwilling or unable to continue as Depositary with respect to the Certificateless Depositary Interests or if at any time it is unable to or ceases to be a clearing agency registered under the Exchange Act and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed within 120 days by the Global Depositary at the written request of the Company, (iii) Euroclear and Cedel notify the Global Depositary that they are both unwilling or unable to continue as Depositary with respect to the Certificated Depositary Interests and a successor is not appointed by the Global Depositary at the written request of the Company, or
(iv) the Company determines pursuant to Section 305 of the Indenture that the Global Securities of either series should be exchanged (in whole but not in part) for Definitive Registered Securities of such series, then the Global Depositary shall promptly notify the applicable Depositary that the Global Securities of such series will be exchanged in whole for Definitive Registered Securities of such series pursuant to Section 305 of the Indenture and, at the option of such Depositary, either (1) one or more Definitive Registered Securities of such series shall be issued pursuant to the Indenture and deposited with the applicable Depositary in exchange for the Depositary Interest relating to each such Global Security held by such Depositary, whereupon all outstanding Book-Entry Interests will represent interests in such Definitive Registered Securities, or (2) Definitive Registered Securities of such series shall be issued in such names and denominations as such Depositary shall specify upon cancellation of the Depositary Interests of such series and all Book-Entry Interests of such series. The Global Depositary agrees that in either such event it will promptly surrender each Global Security of such series held by it to the Trustee in connection with such exchange for cancellation pursuant to Section 305 of the Indenture.


SECTION 2.06 Cancellation.

     If any Global Security is surrendered for payment, or for redemption or purchase in full of all the Securities evidenced thereby or for exchange for Definitive Registered Securities to any Person other than the Trustee then such Global Security shall, subject to Sections 2.08, 2.09 and 2.10, become void and be delivered to the Trustee for cancellation.


SECTION 2.07 Payments in Respect of the Certificateless Depositary Interests and Global Securities.

     (a) Whenever the Global Depositary shall receive from the Paying Agent appointed under the Indenture any payment on any Global Security, the amount so received shall be distributed promptly to the Depositary entitled thereto, on the corresponding payment date for such Global Security. So long as DTC, in the case of the Dollar Securities, is the Depositary, such payments shall be made in accordance with the Letter of Representations. So long as Euroclear and Cedel, in the case of the Sterling Securities, are Depositaries, such payments shall be made in accordance with the respective procedures of Euroclear and Cedel as applicable.

     (b) The Global Depositary shall forward to the Guarantor, or its agents, or the Company, or its agents, such information from its records as the Guarantor or the Company may reasonably request to enable the Guarantor, the Company or their agents to file necessary reports with governmental agencies, and the Global Depositary, the Guarantor, the Company or their agents may (but




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shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for each Depositary or beneficial owners of Book-Entry Interests.

     (c) None of the Company, the Trustee, the Global Depositary or any agent of the Company or the Trustee or the Global Depositary will have any responsibility or liability for any aspect of the records relating to payments made by the Depositary (or its direct or indirect participants) on account of Book-Entry Interests or for maintaining, supervising or reviewing any records relating to such Book-Entry Interests.

     (d) Notwithstanding any other provision of this Agreement, the Global Depositary shall be required to pay to any Depositary only amounts (including Additional Amounts) received by the Global Depositary under a Global Security in which such Depositary holds an interest.


SECTION 2.08 Redemption of Securities and Book-Entry Interests.

     In the event that the Company exercises any right of redemption under the Indenture and terms of the Securities of either series in respect of all or any part of any Global Security of such series, the Global Depositary shall promptly deliver such Global Security to the Trustee and request the Trustee to endorse Schedule A to such Global Security to reflect the reduction in the principal amount of such Global Security as a result of such redemption. In addition, the Global Depositary shall notify the applicable Depositary of the principal amount redeemed and of a corresponding reduction of the same principal amount of the applicable Depositary Interest. The Global Depositary shall pay all such amounts received by it in connection with such redemption to such Depositary.


SECTION 2.09 Offer to Purchase Securities and Book-Entry Interests.

     Upon receipt by the Global Depositary as holder of a Global Security of an Offer to Purchase Securities pursuant to the Indenture, the Global Depositary will forward the Offer to Purchase to the applicable Depositary with any additional instructions applicable to owners of Book-Entry Interests. Upon notice by the Depositary of the principal amount of Book-Entry Interests tendered for purchase in response to such Offer to Purchase, the Global Depositary will surrender the applicable Global Security in accordance with the instructions set forth in the Offer to Purchase, indicating the portion of the principal amount of such Global Security that is being tendered for purchase pursuant to the Offer to Purchase. Upon receipt of any payment resulting from the Offer to Purchase, the Global Depositary shall pay any amounts received to the applicable Depositary, indicate the principal amount of such Global Security reduced by the Trustee in connection with the Offer to Purchase, and notify such Depositary of a corresponding reduction in the principal amount of the applicable Depositary Interest.


SECTION 2.10 Exchange for Definitive Registered Securities; Transfers and Transfer Restrictions.

     If, upon an Event of Default or at any other time, the owner of a Book-Entry Interest of either series shall so request (such request of the owner to be given in writing only through a Depositary), upon transfer or surrender of such owner's Book-Entry Interest to the account of the Global Depositary maintained with a Depositary, the Global Depositary shall (i) promptly deliver the applicable Global




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Security of such series to the Trustee and request that the Trustee exchange any part of such Global Security for one or more Definitive Registered Securities of the same type and series registered in the names specified by the Depositary and endorse Schedule A to such Global Security to reflect the reduction in principal amount of such Global Security resulting from such exchange, provided that the principal amount of such Definitive Registered Securities and of such Global Security after such exchange shall be in authorized denominations and (ii) instruct the applicable Depositary to cancel the Book-Entry Interest surrendered or transferred to the account of the Global Depositary maintained with such Depositary and (a) in the case of the Dollar Securities, notify such Depositary of a reduction in the principal amount of the applicable Certificateless Depositary Interests, and (b) in the case of the Sterling Securities, instruct the Common Depositary to deliver the applicable Certificated Depositary Interest to the Global Depositary and, upon receipt thereof, endorse Schedule A to such Certificated Depositary Interest to reflect the reduction in principal amount of such Certificated Depositary Interest in accordance with procedures established between the Common Depositary and the Global Depositary.

     Thereafter, if any Global Security of a series is still outstanding, then at the request of any holder of a Definitive Registered Security of the same type and series and upon surrender by such holder of such Definitive Registered Security to the Registrar for registration of transfer of such Definitive Registered Security to the Global Depositary, the Global Depositary shall promptly (i) surrender such Definitive Registered Security to the Registrar for cancellation, deliver the applicable Global Security of such series held by the Global Depositary to the Trustee and request that the Trustee endorse Schedule A thereof to increase the principal amount of such Global Security by an amount equal to the principal amount of the Definitive Registered Security delivered to the Registrar for cancellation and (ii) (a) notify the applicable Depositary of an increase in the applicable Certificateless Depositary Interest of such series or (b) endorse Schedule A of the applicable Certificated Depositary Interest in accordance with procedures established between the Common Depositary and the Global Depositary, in each case, for the account of such holder equal in principal amount to the principal amount of such Definitive Registered Security.

     If the owner of a Book-Entry Interest in one Global Security of either series wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a Book-Entry Interest in a second Global Security of such series, then upon receipt by the Global Depositary of (A) an order given by the applicable Depositary or its authorized representative directing that a Book-Entry Interest in the second Global Security of such series in a specified principal amount be credited to a specified Agent Member's account and that a Book-Entry Interest in the first Global Security in an equal principal amount be debited from another specified Agent Member's account and (B) if applicable (see below), a Restricted Securities Certificate or a Regulation S Certificate satisfactory to the Global Depositary and duly executed by the owner of such Book-Entry Interest or his attorney in fact duly authorized in writing, then the Global Depositary shall (i) promptly deliver the applicable Global Securities to the Trustee and request that the Trustee endorse Schedule A to such Global Securities to reflect the reduction in principal amount of the first Global Security and the corresponding increase in the second Global Security resulting from such transfer and (ii) (a) notify the applicable Depositary of the corresponding adjustments in the principal amount of the Certificateless Depositary Interests of such series or (b) endorse Schedule A of the applicable Certificated Depositary Interest to reflect such adjustments in accordance with procedures established between the Global Depositary and Common Depositary.





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     Reference is made to Section 305(b) of the Indenture which sets forth certain transfer restrictions and certification requirements relating to exchanges or transfers between Holders of the Global Securities and/or Definitive Registered Securities. Owners of Book-Entry Interests acknowledge that analogous transfer restrictions and certification shall apply to transfers and exchanges described in this Section 2.10. Accordingly, in the circumstances where a Restricted Securities Certificate (as defined in the Indenture) or a Regulation S Certificate (as defined in the Indenture) is required under Section 305(b) of the Indenture to be delivered to the Trustee in connection with any transfer or exchange involving a Global Security, a Restricted Securities Certificate (as defined herein) or a Regulation S Certificate (as defined herein) as applicable shall be delivered to the Global Depositary in connection with any analogous transfer or exchange involving a Book-Entry Interest in such Global Security.

     The parties hereto acknowledge that pursuant to arrangements with the Depositary, during the Restricted Period, any trades in Book-Entry Interests in a Regulation S Global Security will only occur in or through accounts maintained at DTC by Euroclear and Cedel, in the case of the Dollar Securities, and accounts maintained at Euroclear and Cedel, in the case of the Sterling Securities.

     Each owner of Book-Entry Interests in the Restricted Global Security understands that such Book-Entry Interests have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred by such owner except (a)(i) to a person who such owner reasonably believes is a qualified institutional buyer acquiring for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iv) pursuant to an effective registration statement under the Securities Act and
(b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.


SECTION 2.11 Record Date.

     Whenever (i) the Global Depositary shall receive notice of any action to be taken by the holder of a Global Security of either series, or (ii) the Global Depositary otherwise deems it appropriate in respect of any other matter, the Global Depositary shall fix a record date for the determination of the principal amount represented by each Depositary Interest of such series at such record date, with respect to which the Depositary shall be entitled to take any such action or to act in respect of any such matter, which record date shall be the same date as that fixed with respect to the holder of a Global Security of such series or holders of Definitive Registered Securities of such series under the Indenture. Subject to the provisions of this Agreement, only the Depositary in whose name the Depositary Interest is recorded in the records of the Global Depositary at the close of business on such record date shall be entitled to receive any such payment, to give instructions as to such action or to act in respect of any such matter.


SECTION 2.12 Action in Respect of the Depositary Interests.

     As soon as practicable after receipt by the Global Depositary of notice of any solicitation of consents or request for a waiver or other action by the holder of a Global Security of either series under the Indenture or by the Global Depositary under this Agreement, the Global Depositary shall mail to each applicable Depositary a notice containing (a) such information as is contained in the notice




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


received, (b) a statement that such Depositary at the close of business on a specified record date (established in accordance with Section 2.11 hereof) will be entitled, subject to the provisions of or governing the Depositary Interest of such series or Global Securities of such series, to instruct the Global Depositary as to the consent, waiver or other action, if any, pertaining to this Agreement or the Indenture and (c) a statement as to the manner in which such instructions may be given. In addition, the Global Depositary will forward to each applicable Depositary or, based upon instructions received from the Depositary, to owners of Book-Entry Interests, all materials pertaining to any such solicitation, request, offer or other action. Upon the written request of such Depositary received on or before the date established by the Global Depositary for such purpose, the Global Depositary shall endeavor insofar as practicable and permitted under the provisions of this Agreement or the Indenture, as the case may be, to take such action regarding the requested consent, waiver or other action in respect of all or only a portion of the principal amount of each Depositary Interest of such series or applicable Global Security of such series, as the case may be, with respect to which instructions in accordance with any instructions set forth in such request have been received. Each Depositary may grant proxies or otherwise authorize Participants (or persons owning Book-Entry Interests through such Participants) to provide such instructions to the Global Depositary so that it may exercise any rights of a holder or take any other actions which a holder is entitled to take under the Indenture. The Global Depositary shall not itself exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of a Global Security. Without prejudice to Section 2.07(c), the records of the relevant Depositary shall, absent manifest error, be conclusive evidence of the owners of Book-Entry Interests of each series and the principal amount represented by such Book-Entry Interests.

SECTION 2.13 Changes Affecting the Global Securities.

     Upon any reclassification of the Global Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or the Guarantor or to which the Company or the Guarantor is a party, any securities that shall be received by the Global Depositary in exchange for or in respect of a Global Security shall be treated as a new Global Security or as part of the Global Security under this Agreement and any corresponding Depositary Interest shall thenceforth represent such Global Security, including such new securities so received.


SECTION 2.14 Reports.

     The Global Depositary shall immediately send to each Depositary any notices, reports and other communications received from the Company or the Guarantor that are received by the Global Depositary as holder of the Global Securities.


SECTION 2.15 Additional Amounts.

     All payments made on Book-Entry Interests will be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature unless the withholding or deduction is then required by law. If any such deduction or withholding is required by the United Kingdom or any political subdivision or taxing authority thereof or therein ("Taxes"), each owner of Book-Entry Interests of either series shall be entitled to receive from the Global Depositary additional amounts ("Additional Amounts") with respect to any such payment, but subject to the limitations contained in the Indenture, such Additional Amounts and limitations to be applied for these purposes by treating the owner of any Book-Entry Interests as a Holder or beneficiary of such payments (referred to in Section 1016 - Additional Amounts in the Indenture). At least 10 days prior to the first date on which withholding on account of Taxes would be required under applicable law or payment of Additional Amounts would be required pursuant to this Section 2.15 to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to such matters, the Company will furnish the Global Depositary with an Officers' Certificate that shall specify by country the amount, if any, required to be withheld on such payments to the Depositary and the amount of Additional Amounts payable to the Depositary, net of amounts to which the Depositary or any owner of a Book-Entry Interest of such series is not entitled. The Global Depositary shall have no responsibility for determining whether a Depositary or any owner of a Book-Entry Interest is entitled to the payment of Additional Amounts, but shall be entitled to rely conclusively for this purpose on the Officers' Certificate or on certifications from the Depositary. The Company shall indemnify the Global Depositary for, and hold it harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any Officers' Certificate furnished to it pursuant to this Section 2.15 or failure to furnish any such Officers' Certificate. Notwithstanding anything to the contrary provided above, the Global Depositary shall pay or cause to be paid Additional Amounts only out of funds that shall be received by it from the Company or the Guarantor for that purpose.


                                 ARTICLE THREE

                             THE GLOBAL DEPOSITARY

SECTION 3.01 Certain Duties and Responsibilities.

     (a) The Global Depositary undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

     (b) No provision of this Agreement shall be construed to relieve the Global Depositary from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

           (1) the duties and obligations of the Global Depositary with respect to the Depositary Interests and the Global Securities shall be determined solely by the express provisions of this Agreement and the Global Depositary shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Global Depositary; and

           (2) in the absence of bad faith on its part, the Global Depositary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Global Depositary and conforming to the requirements of this Agreement, but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Global Depositary, the Global Depositary shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

     (c) The Global Depositary shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Global Depositary, unless it shall be proved that the Global Depositary was negligent in ascertaining the pertinent facts.

     (d) The Global Depositary shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Depositary relating to the time, method and place of conducting any proceeding for any remedy available to the Global Depositary, or exercising any power conferred upon the Global Depositary, under this Agreement.

     (e) No provision of this Agreement shall require the Global Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (f) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Global Depositary shall be subject to the provisions of this Section.


SECTION 3.02 Notice of Default.

     Within 90 days after the occurrence of any Event of Default under the Indenture of which a Responsible Officer of the Global Depositary assigned to its Corporate Trustee Administration Department has actual knowledge, the Global Depositary shall transmit by mail to the Depositary in the manner provided in Section 4.02, notice of such Event of Default, provided that such Event of Default shall be continuing.


SECTION 3.03 Certain Rights of Global Depositary.

     Subject to the provisions of Section 3.01 hereof:

           (a) the Global Depositary may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (b) any request or direction of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by an Officers' Certificate, a Company Order or Company Request or a Guarantor Order or Guarantor Request, as the case may be, and any resolution of the Board of Directors of the Company or the Guarantor may be sufficiently evidenced by a Board Resolution;

           (c) the Global Depositary may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

           (d) the Global Depositary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Global Depositary, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the issuance of any Global Securities and if the Global Depositary shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, at reasonable times during normal business hours, personally or by agent or attorney;

           (e) the Global Depositary may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Global Depositary shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

           (f) the Global Depositary shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of the Depositary pursuant to this Agreement, unless the Depositary shall have offered to the Global Depositary reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order or direction, provided that such request, order or direction shall not expose the Global Depositary to personal liability;

           (g) the Global Depositary shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

           (h) whenever in the administration of its duties under this Agreement the Global Depositary shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Global Depositary, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Global Depositary.


SECTION 3.04 Not Responsible for Recitals or Issuance of Securities.

     The recitals contained in the Indenture and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company or the Guarantor, as the case may be, and the Global Depositary assumes no responsibility for their correctness. The Global Depositary makes no representations as to the validity or sufficiency of this Agreement or of the Securities or of any offering materials. The Global Depositary shall not be accountable for the use or application by the Company of the proceeds with respect to the Securities.

SECTION 3.05 Money Held in Trust.

     Money held by the Global Depositary in trust hereunder need not be segregated from other funds held by the Global Depositary, except to the extent required by law. The Global Depositary shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed with the Depositary (or in the absence of such an agreement, with the Company).


SECTION 3.06 Compensation and Reimbursement.

     The Company agrees:

           (a) to pay to the Global Depositary from time to time such compensation as agreed between them in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law with regard to the compensation of a trustee of an express trust);

           (b) to reimburse the Global Depositary and any predecessor Global Depositary upon its request for all reasonable expenses, disbursements and advances incurred or made by the Global Depositary in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

           (c) to indemnify the Global Depositary and any predecessor Global Depositary for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The obligations of the Company under this Section to compensate and indemnify the Global Depositary and any predecessor Global Depositary and to pay or reimburse the Global Depositary and any predecessor Global Depositary for expenses, disbursements and advances shall survive the payment of the Global Securities, resignation or removal of the Global Depositary and satisfaction, discharge or other termination of this Agreement.


SECTION 3.07 Global Depositary Required; Eligibility.

     At all times when there is a Global Depositary hereunder, such Global Depositary shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, having, together with its parent, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, State or District of Columbia authority, willing to act on reasonable terms. Such corporation shall have its principal place of business in the Borough of Manhattan, the City of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Global Depositary hereunder shall at all times be the Trustee under the Indenture, subject to receipt of an Opinion of Counsel that the same Person is precluded by law from acting in such capacities. If at any time the Global Depositary shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.


SECTION 3.08 Resignation and Removal;  Appointment of Successor.

     (a) No resignation or removal of the Global Depositary and no appointment of a successor Global Depositary pursuant to this Article shall become effective until (i) the acceptance of appointment by the successor Global Depositary in accordance with the applicable requirements of Section 3.09 hereof or (ii) the issuance of Definitive Registered Securities in accordance with Section 2.05 hereof.

     (b) The Global Depositary may resign by giving written notice thereof to the Company and the Depositary, in accordance with Section 4.01 and Section 4.02, 60 days prior to the effective date of such resignation. The Global Depositary may be removed at any time upon 90 days' notice by the filing with it of an instrument in writing signed on behalf of the Company and specifying such removal and the date when it is intended to become effective.

     (c) If at any time

           (1) the Global Depositary shall cease to be eligible under Section
      3.07 hereof and shall fail to resign after written request therefor by the Company or by the Depositary, or

           (2) the Global Depositary shall become incapable of acting with respect to the Depositary Interests or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Global Depositary or of its property shall be appointed or any public officer shall take charge or control of the Global Depositary or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by Board Resolution, may immediately remove the Global Depositary and appoint a successor Global Depositary or (ii) the Depositary or Global Depositary may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Global Depositary and the appointment of a successor Global Depositary or Global Depositaries unless the Global Securities have been completely replaced by Definitive Registered Securities which have been issued in accordance with the Indenture. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Global Depositary and appoint a successor Global Depositary.

     (d) If the Global Depositary shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Global Depositary for any cause, the Company, by Board Resolution, shall promptly appoint a successor Global Depositary (other than the Company) and shall comply with the applicable requirements of Section 3.09 hereof. If no successor Global Depositary with respect to the Global Securities shall have been so appointed by the Company and accepted appointment in the manner required by Section 3.09, the Depositary or Global Depositary may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Global Depositary unless the Global Securities have been completely replaced by Definitive Registered Securities which have been issued in accordance with the Indenture.

     (e) The Company shall give, or shall cause such successor Global Depositary to give, notice of each resignation and each removal of a Global Depositary and each appointment of a successor Global Depositary to the Depositary in accordance with Section 4.02 hereof. Each notice shall include the name of the successor Global Depositary and the address of its Corporate Trust Office. If the Company fails to give notice within ten days after acceptance of appointment by the successor Global Depositary, the successor Global Depositary shall cause such notice to be given at the expense of the Company.


SECTION 3.09 Acceptance of Appointment by Successor.

     (a) In case of the appointment hereunder of a successor Global Depositary, every such successor Global Depositary so appointed shall execute, acknowledge and deliver to the Company and to the retiring Global Depositary an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Global Depositary shall become effective and such successor Global Depositary, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Global Depositary, with like effect as if originally named as Global Depositary hereunder; but, on the request of the Company or the successor Global Depositary, such retiring Global Depositary shall, upon payment of all amounts due and payable to it pursuant to Section 3.06 hereof, execute and deliver an instrument transferring to such successor Global Depositary all the rights and powers of the retiring Global Depositary and shall duly assign, transfer and deliver to such successor Global Depositary all property and money held by such retiring Global Depositary hereunder and shall deliver the Global Securities to the successor.

     (b) Upon request of any such successor Global Depositary, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Global Depositary all such rights, powers and agencies referred to in paragraph (a) of this Section.

     (c) No successor Global Depositary shall accept its appointment unless at the time of such acceptance such successor Global Depositary shall be eligible under this Article.

     (d) Upon acceptance of appointment by any successor Global Depositary as provided in this Section, the Company shall give notice thereof to the Depositary in accordance with Section 4.02 hereof. If the acceptance of appointment is substantially contemporaneous with the resignation of the Global Depositary, then the notice called for by the preceding sentence may be combined with the notice called for by Section 3.08 hereof. If the Company fails to give such notice within 15 days after acceptance of appointment by the successor Global Depositary, the successor Global Depositary shall promptly cause such notice to be given at the expense of the Company.

SECTION 3.10 Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Global Depositary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Global Depositary shall be a party, or any corporation succeeding to all or substantially all the agency business of the Global Depositary, shall be the successor of the Global Depositary hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation shall be otherwise eligible under this Article.


                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

SECTION 4.01 Notices to Global Depositary or Company.

     Any request, demand, authorization, direction, notice, consent, or waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

     (a) the Global Depositary by the Depositary, the Trustee or the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and delivered or mailed and received, first-class postage prepaid, to the Global Depositary at its Corporate Trust Office, Attention: Corporate Trust Trustee Administration Department, or at any other address previously furnished in writing by the Global Depositary to the Depositary, the Trustee and the Company, or

     (b) the Company, by the Global Depositary shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and delivered or mailed and received, first-class postage prepaid to Diamond Holdings plc, Attention: Chief Financial Officer, Diamond Cable Communications Plc, Diamond Plaza, Daleside Road, Nottingham, NG2 3GG, England, or at any other address previously furnished in writing to the Global Depositary by the Company.


SECTION 4.02 Notice to Depositary and Owners; Waiver.

     Where this Agreement provides for notice to the Depositary or owners of Book-Entry Interests of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or as provided in the Letter of Representations) if in writing and mailed, first-class postage prepaid, to the Depositary at the address notified to the Global Depositary, in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Depositary shall be filed with the Global Depositary, but such filing shall not be a condition precedent to the validity of any such action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Global Depositary shall constitute a sufficient notification for every purpose hereunder.


SECTION 4.03 Effect of Headings.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.


SECTION 4.04 Successors and Assigns.

     All covenants and agreements of the Company in this Agreement and the Securities shall bind the Company's successors and assigns, whether so expressed or not.


SECTION 4.05 Separability Clause.

     In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

SECTION 4.06 Benefits of Agreement.

     Nothing in this Agreement, the Securities or the Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement. The owners from time to time of the Book-Entry Interests shall be parties to this Agreement and, by their acceptance of delivery of the Book-Entry Interests, shall be deemed to be bound by all of the terms and conditions hereof and of the Indenture and the Securities.


SECTION 4.07  GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.


SECTION 4.08 Jurisdiction.

     By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System as its authorized agent upon which process may be serviced in any suit or proceeding by the Global Depositary arising out of this Agreement that may be instituted in any Federal or State court in the Borough of

Manhattan, The City of New York, and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding or any claim of inconvenient forum and (iii) agrees that service of process upon CT Corporation System and written notice of said service to it (mailed or delivered to its Secretary at its principal office) shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Agreement shall be in full force and effect and so long as any Global Security shall be outstanding.

     To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, hereby irrevocably waives such immunity in respect of its respective obligations under this Agreement to the fullest extent permitted by law.


SECTION 4.09 Counterparts.

     This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.


SECTION 4.10 Inspection of Agreement.

     A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Global Depositary for inspection by any owner of Book-Entry Interests.


SECTION 4.11 Satisfaction and Discharge.

     This Agreement upon a Company Request shall cease to be of further effect, and the Global Depositary, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Agreement, when
(i) the Indenture has been satisfied and discharged pursuant to the provisions thereof or Definitive Registered Securities have been issued and the Global Securities have been cancelled in accordance with the provisions of Section
2.05 or 2.06 hereof, (ii) the Company has paid or caused to be paid all sums payable hereunder by the Company and (iii) the Company has delivered to the Global Depositary an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Agreement have been complied with.

SECTION 4.12 Amendments.

     The Company and the Global Depositary may amend this Agreement without the consent of the Depositary or the owners of Book-Entry Interests:

     (a) to cure any ambiguity, omissions, defect or inconsistency;

     (b) to add to the covenants and agreements of the Global Depositary or the Company;

     (c) to evidence or effectuate the assignment of the Global Depositary's rights and duties to a qualified successor, as provided herein;

     (d) to evidence the succession of another person to the Company (when a similar amendment with respect to the Indenture is being executed) and the assumption by any such successor of the covenants of the Company therein;

     (e) to comply with any requirements of the Securities and Exchange Commission and the TIA; or

     (f) to modify, alter, amend or supplement this Agreement in any other manner that is not adverse to the Depositary or the owners of Book-Entry Interests.

     No amendment that adversely affects the Depositary may be made to this Agreement or the Book-Entry Interests without the consent of the Depositary.


SECTION 4.13 Global Depositary To Sign Amendments.

     The Global Depositary shall sign any amendment authorized pursuant to
Section 4.12 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Global Depositary. If it does, the Global Depositary may, but need not, sign it. In signing such amendment, the Global Depositary shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and shall be fully protected in reasonably relying upon, an Officers' Certificate (which need only cover the matters set forth in clause
(a) below) and an Opinion of Counsel stating that:

     (a) such amendment is authorized or permitted by this Agreement;

     (b) the Company has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action;

     (c) the execution, delivery and performance of the amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Agreement, (ii) the Memorandum of Association and Articles of Association of the Company or (iii) any law or regulation applicable to the Company; and

     (d) such amendment has been duly and validly executed and delivered by the Company, and this Agreement together with such amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                    DIAMOND HOLDINGS PLC

                                    /s/ Robert T. Goad
                                    ______________________________________
                                    Name:  Robert T. Goad
                                    Title: Director



                                    THE BANK OF NEW YORK
                                         as Global Depositary

                                    /s/ Mike Hellmuth
                                    ______________________________________
                                    Name:  Mike Hellmuth
                                    Title: Vice President

                                                              ANNEX A -- Form of
                                                        Regulation S Certificate


                            REGULATION S CERTIFICATE





The Bank of New York, as Global Depositary
101 Barclay Street, 21st Floor
New York, New York  10286


            Re: [10%] [9 1/8%] Senior Notes due February 1, 2008 of Diamond Holdings plc, Guaranteed as to Payment of Principal and Interest by Diamond Cable Communications Plc (the "[Sterling] [Dollar] Securities")

     Reference is made to the Senior Notes Depositary Agreement, dated as of February 6, 1998 (the "Deposit Agreement"), among inter alia The Bank of New York, as Global Depositary, and the owners of Book-Entry Interests. Terms used herein and defined in the Deposit Agreement or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

     This certificate relates to [Pound Sterling ___________] [U.S. $__________] principal amount of Securities, or Book-Entry Interests therein (the "Specified Securities"):

     CUSIP No(s). ___________________________

     CERTIFICATE No(s). _____________________

     AGENT MEMBER'S
     ACCOUNT No(s). _________________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, Book-Entry Interests therein are held through [The Depository Trust Company, in the case of the Dollar Securities, and Euroclear and Cedel, in the case of the Sterling Securities] or an agent member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

     (1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

                 (A) the Owner is not a distributor of the Securities, an
            affiliate of Diamond Holdings plc (the "Company") or any such distributor or a person acting on behalf of any of the foregoing;

                 (B) the offer of the Specified Securities was not made to a person in the United States or for the account or benefit of a U.S. Person;

                 (C) either:

                       (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                       (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

                 (D) no directed selling efforts have been made in the United
            States by or on behalf of the Owner or any affiliate thereof;

                 (E) if the Owner is a dealer in securities or has received a selling concession, fee or other renumeration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

                 (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                 (A) the transfer is occurring after February 6, 1999 and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                 (B) the transfer is occurring after February 6, 2000 and the
            Owner is not, and during the preceding three months has not been, an affiliate of the Company.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.



Dated:                        ________________________________________________
                              (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)




                              By:______________________________________________
                              Name:
                              Title:

                              (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                   ANNEX B -- Form of Restricted
                                                          Securities Certificate




                       RESTRICTED SECURITIES CERTIFICATE







The Bank of New York, as Global Depositary
101 Barclay Street, 21st Floor
New York, New York  10286



            Re: [10%] [9 1/8%] Senior Notes due February 1, 2008 of Diamond Holdings plc, Guaranteed as to Payment of Principal and Interest by Diamond Cable Communications Plc (the "[Sterling] [Dollar] Securities")

     Reference is made to the Senior Notes Depositary Agreement, dated as of February 6, 1998 (the "Deposit Agreement"), among inter alia The Bank of New York, as Global Depositary, and the owners of Book-Entry Interests. Terms used herein and defined in the Deposit Agreement or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

     This certificate relates to [Pound Sterling ____________] [U.S. $_________] principal amount of Securities, or Book-Entry Interests therein (the "Specified Securities"):

     CUSIP No(s). __________________________________

     CERTIFICATE No(s). ____________________________

     AGENT MEMBER'S
     ACCOUNT No(s). ________________________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, Book-Entry Interests therein are held through [The Depository Trust Company] [Euroclear and Cedel] or an agent member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as:

          (1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

               (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

               (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

          (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

               (A) the transfer is occurring after February 6, 1999 and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

               (B) the transfer is occurring after February 6, 2000 and the Owner is not, and during the preceding three months has not been, an affiliate of the Diamond Holdings plc (the "Company").

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.


Dated:                        ________________________________________________
                              (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)




                              By: _____________________________________________
                              Name:
                              Title:

                              (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)








                                      B-2